EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We consent to the inclusion in this registration statement on Form S-4 of our report dated March 18, 1997, on our audits of the consolidated financial statements of Mark IV Industries, Inc. and subsidiaries and the incorporation by reference of our report on the financial statement schedule, which report dated March 18, 1997, is included in the Company's Annual Report on Form 10-K, as amended on Form 10-K/A. We also consent to the reference to our firm under the caption "Experts."

/s/ Coopers & Lybrand L.L.P.

Rochester, New York
September 19, 1997